                                                                    Exhibit 1(c)
                            CORESTATES CAPITAL CORP
                    RETAIL MEDIUM TERM NOTE(SM) SECURITIES
                      9 MONTHS OR MORE FROM DATE OF ISSUE

                   UNCONDITIONALLY GUARANTEED AS TO PAYMENT
                 OF PRINCIPAL, PREMIUM, IF ANY AND INTEREST BY
                           CORESTATES FINANCIAL CORP

                            DISTRIBUTION AGREEMENT

                                                            ______________, 1996


Smith Barney Inc.
390 Greenwich Street
New York, New York 10013


Dear Sirs:

     CoreStates Capital Corp, a Pennsylvania corporation (the "Company"), confirms its agreement with Smith Barney Inc. (the "Agent") with respect to the issue and sale by the Company of its Retail Medium Term Note(SM) securities as a class of its debt securities entitled Senior Medium-Term Notes (the "Senior Notes") and Subordinated Medium-Term Notes (the "Subordinated Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the "Senior Guarantees") by CoreStates Financial Corp (the "Guarantor"). The Subordinated Notes will be unconditionally guaranteed, on a subordinated basis, as to payment of principal, premium, if any, and interest (the "Subordinated Guarantees", and, together with the Senior Guarantees, the "Guarantees") by the Guarantor. The Senior Notes and Senior Guarantees are to be issued pursuant to an Indenture, dated as of December 1, 1990 (the "Senior Indenture"), among the Company, the Guarantor and The Bank of New York, as senior trustee and successor to NationsBank of Georgia, National Association, successor to Wachovia Bank of Georgia, N.A. (formerly The First National Bank of Atlanta) (the "Senior Trustee"). The Subordinated Notes and Subordinated Guarantees are to be issued pursuant to an Indenture between the Company, the Guarantor and Bank One, Columbus, N.A., dated as of December 1, 1990, as amended by the First Supplemental Indenture, dated as of March 1, 1993, and as further amended by the Second Supplemental Indenture, dated as of August 1, 1994 (together, the "Subordinated Indenture", and,


____________________
(SM) Servicemark of Smith Barney Inc.

together with the Senior Indenture, the "Indentures"), among the Company, the Guarantor, Bank One, Columbus, N.A. and Citibank, N.A., as trustee with respect to all securities issued under the Subordinated Indenture on or after August 1, 1994 (the "Subordinated Trustee", and, together with the Senior Trustee, the "Trustees").

     As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $______________ aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign currencies or units of two or more currencies as the Company shall designate at the time of issuance) of Notes through the Agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agent pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Agreement provides both for the sale of Notes by the Company through the Agent, in which case the Agent will act as agent of the Company in soliciting Note purchasers, and (as may from time to time be agreed to by the Company and the Agent) to the Agent as principal for resale to purchasers.

     The Company and the Guarantor have filed with the Securities and Exchange Commission (the "SEC") registration statements on Form S-3 (Nos. 33-54049 and 33-_____) for the registration of debt securities, including the Notes, the Guarantees [and warrants to purchase debt securities] under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the SEC and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statements (and any further registration statements which may be filed by the Company and the Guarantor for the purpose of registering additional Notes and related Guarantees and in connection with which this Agreement is included as an exhibit) and the prospectuses constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or the 1933 Act or otherwise, are referred to herein collectively as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agent by the Company for use in connection with the offering of the Notes and related Guarantees which is not required to be filed by the Company pursuant to Rule

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424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

SECTION 1.     Appointment as Agent.
               --------------------

     (a)  Appointment of Agent.  Subject to the terms and conditions stated
          --------------------
herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agent as its agent for the purpose of soliciting purchases of the Notes from the Company by others and agrees that whenever the Company determines to sell Notes directly to the Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of
Section 3(b) hereof. The Agent is not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes by the Agent acting as Agent. The appointment of the Agent hereunder is not exclusive and the Company may from time to time offer Notes for sale otherwise than to or through the Agent; provided, however, that so long as
                                             --------  -------
this Agreement is in effect the Company will not appoint any other agent for the purpose of soliciting purchases of the Notes on a continuous basis. It is understood, however, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar (including the same commission schedule as set forth hereto as Schedule A) to the applicable terms of this Agreement and (ii) the Agent is given notice of such purchase promptly, including the terms thereof and a copy of the agreement setting forth the terms of engagement of such agent by the Company, in each case after the purchase is agreed to.

     (b)  Reasonable Best Efforts Solicitations; Right to Reject Offers.  Upon
          -------------------------------------------------------------
receipt of instructions from the Company, the Agent will use its reasonable best efforts to solicit purchases of such principal amount of the Notes as the Company and the Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the initial offering price of Notes registered pursuant to the Registration Statement. The Agent will have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. The Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of

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Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

     (c)  Solicitations as Agent; Purchases as Principal.  In soliciting
          ----------------------------------------------
purchases of the Notes on behalf of the Company, unless otherwise specified pursuant to the terms hereof, the Agent shall act solely as agent for the Company and not as principal. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company. The Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. The Agent shall not have any obligation to purchase Notes from the Company as principal, but the Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by the Agent as principal shall be made pursuant to a Terms Agreement in accordance with
Section 3(b) hereof.

     (d)  Reliance.  The Company and the Agent agree that any Notes the
          --------
placement of which the Agent arranges shall be placed by the Agent, and any Notes purchased by the Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company and the Guarantor contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.     Representations and Warranties of the Company and the Guarantor.
               ---------------------------------------------------------------

     (a) The Company and the Guarantor jointly and severally represent and warrant to the Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agent as agent or to the Agent as principal), as of the date of each delivery of Notes (whether through the Agent as agent or to the Agent as principal) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 7(b) hereof (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i)  Due Incorporation and Qualification.  Each of the Guarantor and
               -----------------------------------
     the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Guarantor is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"); and each of the Guarantor and the

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     Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Guarantor or the Company, as the case may be.

         (ii)  Subsidiaries.  Each subsidiary of the Guarantor or the Company
               ------------
     which is a significant subsidiary (each, a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of each such Significant Subsidiary; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and is owned by the Company or the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

        (iii)  Registration Statement and Prospectus.  At the time the
               -------------------------------------
     Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective and any Annual Report on Form 10-K is filed by the Company or the Guarantor with the SEC and as of each representation date referred to in Section 2(a) hereof, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each representation date referred to in Section 2(a) hereof will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the
                                           --------  -------
     representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustees.

         (iv)  Incorporated Documents.  The documents incorporated by reference
               ----------------------
     in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v)  Accountants.  The accountants who certified the financial
               -----------
     statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

         (vi)  Financial Statements.  The consolidated financial statements and
               --------------------
     any supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Guarantor and their respective consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

        (vii)  Authorization and Validity of this Agreement, the Indentures, the
               -----------------------------------------------------------------
     Guarantees and the Notes.  This Agreement has been duly authorized and,
     ------------------------
     upon execution and delivery by the Agent, will be a valid and binding agreement of the Company and the Guarantor; each Indenture has been duly authorized and, upon execution and delivery by the applicable Trustee, will be a valid and binding obligation of the Company and the

     Guarantor; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Guarantees have been duly authorized and, upon due issuance, authentication and delivery of the related Notes and due endorsement of the Guarantees, the Guarantees will have been duly executed, issued and delivered and will be valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes, the Guarantees and the Indentures will be substantially in the form heretofore delivered to the Agent and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes and the Guarantees will be entitled to the benefits provided by the applicable Indenture.

       (viii)  Material Changes or Material Transactions.  Since the respective
               -----------------------------------------
     dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (b) there have been no material transactions entered into by the Company, the Guarantor or any of its subsidiaries other than those in the ordinary course of business and (c) except for regular dividends on the Guarantor's Common Stock, $1.00 par value, there has been no dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of its capital stock.

         (ix)  No Defaults; Regulatory Approvals.  Neither the Company, the
               ---------------------------------
     Guarantor nor any of the Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound; the execution and delivery of this Agreement and each Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of the Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Guarantor or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantor or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Guarantor or any such subsidiary or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

          (x)  Legal Proceedings; Contracts.  Except as may be set forth in the
               ----------------------------
     Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Guarantor or the Company, threatened against or affecting, the Company, the Guarantor or any of its subsidiaries, which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the

     Company or the Guarantor and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Company or the Guarantor or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

         (xi)  Regulatory Certificates, Authorities and Permits.  The Company,
               ------------------------------------------------
     the Guarantor and the Significant Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company, the Guarantor nor any of the Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company or the Guarantor and its subsidiaries considered as one enterprise.

        (xii)  Trademarks, Service Marks and Trade Names.  The Company, the
               -----------------------------------------
     Guarantor and the Significant Subsidiaries own or possess or can acquire on reasonable terms adequate trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company, the Guarantor nor any of the Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company or the Guarantor and its subsidiaries considered as one enterprise.

       (xiii)  No Labor Dispute.  No labor dispute with the employees of the
               ----------------
     Company, the Guarantor or any of its subsidiaries exists or, to the knowledge of the Guarantor or the Company, is imminent, which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise.

        (xiv)  No Authorization, Approval or Consent Required.  No
               ----------------------------------------------
     authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes and issuance of the related Guarantees hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws.

         (xv)  Compliance with Florida Statutes.  The Company is in compliance
               --------------------------------
     with all of the provisions of Section 517.075 of the Florida statues, and all rules and regulations promulgated thereunder relating to issuers doing business in Cuba.

     (b)  Additional Certifications.  Any certificate signed by any officer of
          -------------------------
the Guarantor or the Company and delivered to the Agent or to counsel for the Agent in connection with an offering of Notes and related Guarantees or the sale of Notes to the Agent as principal shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to the Agent as to the matters covered thereby on the date of such certificate and at each representation date referred to in Section 2(a) hereof subsequent thereto.

SECTION 3.     Solicitations as Agent; Purchases as Principal.
               ----------------------------------------------

     (a)  Solicitations as Agent.  On the basis of the representations and
          ----------------------
warranties herein contained, but subject to the terms and conditions herein set forth, the Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agent that such solicitation may be resumed.

     The Company agrees to pay the Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Senior Note sold by the Company as a result of a solicitation made by the Agent as set forth in Schedule A hereto. Schedule A shall also apply to commissions paid by the Company to the Agent for sales of Subordinated Notes unless otherwise agreed to by the Agent selling Subordinated Notes and the Company.

     The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 and integral multiples thereof. All Notes sold through the Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

     (b)  Purchases as Principal.  Each sale of Notes to the Agent as principal
          ----------------------
shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Agent. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Agent and the Company) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and the Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. The Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agent, pursuant to the Company's approval, which approval shall not be unreasonably withheld, may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officer's certificates, opinion of counsel, comfort letter and stand-off agreement pursuant to Section 7(b), Section 7(c), Section 7(d) and
Section 4(j), respectively, hereof.

     (c)  Administrative Procedures.  Administrative procedures with respect to
          -------------------------
the sale of Notes shall be agreed upon from time to time by the Agent, the Company, the Guarantor and the Trustees (the "Procedures"). The Agent, on the one hand, and the Company and the Guarantor, jointly and severally on the other hand, agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

     (d)  Delivery of Closing Documents.  The documents required to be delivered
          -----------------------------
by Section 5 hereof shall be delivered at the office of Brown & Wood, One World Trade Center, New York, New York 10048 on the date hereof, or at such other time or place as the Agent and the Company may agree.

SECTION 4.     Covenants of the Company and the Guarantor.
               ------------------------------------------

     The Company and the Guarantor jointly and severally covenant with the Agent as follows:

     (a)  Notice of Certain Events.  The Company and the Guarantor will notify
          ------------------------
the Agent immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company and the Guarantor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b)  Notice of Certain Proposed Filings.  The Company and the Guarantor
          ----------------------------------
will give the Agent notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes and related Guarantees, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agent or counsel for the Agent shall reasonably object.

     (c)  Copies of the Registration Statement and the Prospectus.  The Company
          -------------------------------------------------------
and the Guarantor will deliver to the Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agent may reasonably request. The Company and the Guarantor will furnish the Agent with as many copies of the Prospectus (as amended or supplemented) as the Agent shall reasonably request so long as the

Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d)  Revisions of Prospectus -- Material Changes.  Except as otherwise
          -------------------------------------------
provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Notes in the Agent's capacity as agent and to cease sales of any Notes the Agent may then own as principal pursuant to a Terms Agreement, and the Company and the Guarantor will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (e)  Prospectus Revisions -- Periodic Financial Information.  Except as
          ------------------------------------------------------
otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company or the Guarantor and its subsidiaries with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company and the Guarantor shall furnish such information to the Agent, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect to the results of operations of the Company or the Guarantor and its subsidiaries for the period between the end of the preceding fiscal year and the end of such quarter or for such fiscal year, as the case may be, and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (f)  Prospectus Revisions -- Audited Financial Information.  Except as
          -----------------------------------------------------
otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company or the Guarantor and its subsidiaries for the preceding fiscal year, the Company and the Guarantor shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (g)  Earning Statements.  The Guarantor will make generally available to
          ------------------
the security holders of the Guarantor and the Company as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Guarantor's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes and issuance of the related Guarantees.

     (h)  Blue Sky Qualifications.  The Company and the Guarantor will endeavor,
          -----------------------
in cooperation with the Agent, to qualify the Notes and related Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes and related Guarantees. The Company and the Guarantor will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes and related Guarantees have been qualified as above provided. The Company and the Guarantor will promptly advise the Agent of their receipt of any notification with respect to the suspension of the qualification of the Notes and related Guarantees for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (i)  1934 Act Filings.  The Guarantor and the Company, during the period
          ----------------
when the time that Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     (j)  Stand-Off Agreement.  If required pursuant to the terms of a Terms
          -------------------
Agreement, between the time that any Terms Agreement is entered into and the Settlement Date with respect to such Terms Agreement, the Company and the Guarantor will not, without the Agent's prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company or the Guarantor with a maturity of more than one year, including additional Notes.

     (k)  Suspension of Certain Obligations.  The Company and the Guarantor
          ---------------------------------
shall not be required to comply with the provisions of subsections (d), (e) or
(f) of this Section during any period from the time (i) the Agent shall have suspended solicitation of purchases of the Notes in their capacity as agent pursuant to a request from the Company and (ii) the Agent shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed.

     (l)  Public Reports.  The Company and the Guarantor will furnish to the
          --------------
Agent, at the earliest time the Company and the Guarantor make the same available to others, copies of their annual reports and other financial reports furnished or made available to the public generally.

     (m)  Preparation of Pricing Supplements.  The Company will prepare, with
          ----------------------------------
respect to any Notes to be sold through or to the Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

SECTION 5.     Conditions of Obligations.
               -------------------------

     The obligations of the Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through the Agent as agent, and any obligation of the Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein and to the accuracy of the statements of the officers of the Company and the Guarantor made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Guarantor of all their respective covenants and agreements herein contained and to the following additional conditions precedent:

     (a)  Legal Opinions.  On the date hereof, the Agent (and, in the case of
          --------------
the opinion required by subsection (1) below, the Trustees) shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agent:

          (1) Opinion of Counsel to the Company and the Guarantor. The opinion of David T. Walker, Esq., Deputy Chief Counsel for the Guarantor and Counsel to the Company, to the effect that:

               (i) Each of the Guarantor and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

              (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

             (iii) The Guarantor is duly registered as a bank holding company under the Bank Holding Company Act and has corporate power and authority under the laws of the United States of America and the Commonwealth of Pennsylvania to own, lease and operate its properties and conduct its business as described in the Registration Statement.

              (iv) To the best of such counsel's knowledge, each of the Guarantor and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

               (v) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (subject to the provisions of Section 55 of Title 12 of the United States Code in the case of Significant Subsidiaries which are national banking associations) and is owned by the Company or the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

              (vi) The authorized, issued and outstanding capital stock of the Guarantor and the Company is as set forth in the Prospectus and the shares of issued and outstanding Common Stock set forth therein have been duly authorized and validly issued and are fully paid and non-assessable.

             (vii) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes the legal, valid, and binding obligation of the Company and the Guarantor enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles.

            (viii) Each Indenture has been duly and validly authorized, executed and delivered by the Company and the Guarantor and (assuming such Indenture has been duly authorized, executed and delivered by the applicable Trustee) constitutes a valid and binding agreement of the Company and the Guarantor enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

              (ix) The Notes are in due and proper form, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the applicable Indenture against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the applicable Indenture.

               (x) The Guarantees are in due and proper form, have been duly authorized and, upon due issuance, authentication and delivery of the related Notes and due endorsement of the Guarantees, the Guarantees will have been duly executed, issued and delivered and will be valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and the Guarantees will be entitled to the benefits provided by the applicable Indenture.

              (xi)  Each Indenture is qualified under the 1939 Act.

             (xii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

            (xiii) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, schedules and other financial data included therein, as to which no opinion need be rendered by such counsel) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

             (xiv) The statements in the Prospectus under the captions "Description of Debt Securities", "Certain Terms Relating to Senior Debt Securities", "Certain Terms Relating to Subordinated Debt Securities", "Description of Securities Warrants" and "Guarantees" and in the Prospectus Supplement under the caption "Description of Notes" insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

              (xv) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Guarantor or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, the Guarantor or any such subsidiary, are, considered in the aggregate, not material.

             (xvi) To the best of such counsel's knowledge, neither the Company, the Guarantor nor any of the Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of them or their properties may be bound. The execution and delivery of this Agreement or of the Indentures, or the consummation of the transactions contemplated by this Agreement and the Notes and the incurrence of the obligations and consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantor or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to, such counsel and to which the Company, the Guarantor or any of their subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company, the Guarantor or any of their subsidiaries is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company or the Guarantor of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company or the Guarantor, as the case may be; nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the Guarantor or any of their subsidiaries.

            (xvii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

           (xviii) No consent, approval, authorization, order or decree of any court or governmental agency or body (including the SEC) is required in connection with the sale of the Notes or issuance of the related Guarantees or compliance by the Company and the Guarantor with all of the provisions of the Notes, the Guarantees, the Indentures and this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities laws.

             (xix) Each document, if any, filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial data included therein, as to which no opinion need be rendered by such opinion) and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

              (xx) The Company, the Guarantor and its subsidiaries own or possess or have obtained adequate trademarks, service marks and trade names necessary to conduct the business now operated by them; neither the Company, the Guarantor nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company, the Guarantor and its subsidiaries considered as one enterprise.

             (xxi) The information included in the Registration Statement under the captions "CoreStates Financial Corp" and "Certain Legal and Regulatory Considerations" and the information incorporated by reference in the Prospectus under the captions "Government Supervision and Regulation", "Properties" and "Legal Proceedings" in the Company's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1993, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct.

          (2)  Opinion of Counsel to the Agent.  The opinion of Brown & Wood,
               -------------------------------
     counsel to the Agent, covering the matters referred to in subparagraph (1) under the subheadings (i) and (vii) to (xiii), inclusive, above.

          (3) In giving their opinions required by subsection (a)(1) and (a)(2) of this Section, David T. Walker, Esq., and Brown & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that (other than the financial statements, schedules and other financial data included therein, as to which no opinion need be rendered by such counsel) the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Guarantor or the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b)  Officer's Certificates.  At the date hereof, the Agent shall have
          ----------------------
received a certificate of the President or Vice President of each of the Company and the Guarantor, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the time that any applicable Terms Agreement was entered into, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company and the Guarantor contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company and the Guarantor have performed or complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

     (c)  Comfort Letter.  On the date hereof, the Agent shall have received a
          --------------
letter from Ernst & Young, dated as of the date hereof and in form and substance satisfactory to the Agent, to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

         (ii) In their opinion, the consolidated financial statements and supporting schedule(s) examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

        (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, the Guarantor and its indicated subsidiaries, a reading of the minute books of the Company, and the Guarantor and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and the

     Guarantor and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company, the Guarantor and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company, the Guarantor and its subsidiaries included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company, the Guarantor and its subsidiaries or any decrease in the consolidated net assets of the Company, the Guarantor and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net income, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agent, the Company and the Guarantor.

         (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Guarantor and its subsidiaries identified in such letter.

     (d)  Other Documents.  On the date hereof and on each Settlement Date with
          ---------------
respect to any applicable Terms Agreement, counsel to the Agent shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes and issuance of the related Guarantees as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company or the Guarantor in connection with the issuance and sale of Notes or issuance of the related Guarantees, as the case may be, as herein contemplated shall be satisfactory in form and substance to the Agent and to counsel to the Agent.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the applicable Agent, any applicable Terms Agreement) may be terminated by the Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earning statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of
Section 11 hereof and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6.     Delivery of and Payment for Notes Sold through the Agent.
               --------------------------------------------------------

     Delivery of Notes sold through the Agent as agent shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.     Additional Covenants of the Company and the Guarantor.
               -----------------------------------------------------

     The Company and the Guarantor jointly and severally covenant with the Agent as follows:

     (a)  Reaffirmation of Representations and Warranties.  Each acceptance by
          -----------------------------------------------
it of an offer for the purchase of Notes, and each delivery of Notes to the Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company and the Guarantor contained in this Agreement and in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b)  Subsequent Delivery of Certificates.  Each time that the Registration
          -----------------------------------
Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and, unless the Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agent shall otherwise specify) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c)  Subsequent Delivery of Legal Opinions.  Each time that the
          -------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agent shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K or Quarterly Report on Form 10-Q, unless the Agent shall otherwise specify), or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of David T. Walker, Esq., Counsel for the Guarantor and Counsel to the Company, or other counsel satisfactory to the Agent, dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agent shall furnish the Agent with a letter to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d)  Subsequent Delivery of Comfort Letters.  Each time that the
          --------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to the Agent pursuant to a Terms Agreement, the Company shall cause Ernst & Young forthwith to furnish the Agent with a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC , or the date of such sale, as the case may be, in form satisfactory to the Agent, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company and the Guarantor; provided, however,
                                                              --------  -------
that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Ernst & Young may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent, such letter should cover such other information.

SECTION 8.     Indemnification.
               ---------------

     (a)  Indemnification of the Agent.  The Company and the Guarantor jointly
          ----------------------------
and severally agree to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Guarantor; and

        (iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or made in reliance upon either of the Trustees' Statement of Eligibility and Qualification under the 1939 Act filed as an exhibit to the Registration Statement.

     (b)  Indemnification of the Company and the Guarantor.  The Agent agrees to
          ------------------------------------------------
indemnify and hold harmless the Company and the Guarantor, their respective directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Guarantor by the Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c)  General.  Each indemnified party shall give prompt notice to each
          -------
indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnified party shall cause its counsel to communicate generally with the indemnifying party in connection with any litigation for which indemnity may be sought; provided, however, that such counsel shall be under no obligation to discuss any matter relating directly to any claim or action or to such party's defense of such claim or action, or to otherwise reveal any information which such counsel considers to be privileged or confidential. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

SECTION 9.     Contribution.
               ------------

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Guarantor and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Guarantor and the Agent, as incurred, in such proportions that the Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agent to the date of such liability bears to the total sales price received by the Company from the sale of Notes to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent
             --------  -------
misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Agent, and each director of the Company or the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or the Guarantor, as the case may be.

SECTION 10.    Payment of Expenses.
               -------------------

     The Company and the Guarantor will pay all expenses incident to the performance of their respective obligations under this Agreement, including:

          (i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

         (ii)  The preparation, filing and reproduction of this Agreement;

        (iii) The preparation, printing, issuance and delivery of the Notes and the related Guarantees, including any fees and expenses relating to the use of book-entry notes;

         (iv) The fees and disbursements of the Company's accountants and counsel, of the Trustees and their counsel, and of any calculation agent or exchange rate agent;

          (v) The reasonable fees and disbursements of counsel to the Agent incurred from time to time in connection with the transactions contemplated hereby;

         (vi) The qualification of the Notes and the related Guarantees under state securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

        (vii) The printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

       (viii) The preparation, printing and delivery to the Agent of copies of each Indenture and all supplements and amendments thereto;

         (ix)  Any fees charged by rating agencies for the rating of the Notes;

          (x) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange, if applicable;

         (xi) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

        (xii) Any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Company and the Guarantor;

       (xiii) The fees and expenses of any Depository (as defined in the Indentures) and any nominees thereof in connection with the Notes; and

        (xiv) The cost of preparing and providing any CUSIP or other identification numbers for the Notes.

SECTION 11.    Representations, Warranties and Agreements to Survive Delivery.
               --------------------------------------------------------------

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Guarantor submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company or the Guarantor, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.    Termination.
               -----------

     (a)  Termination of this Agreement.  This Agreement (excluding any Terms
          -----------------------------
Agreement) may be terminated for any reason, at any time by either the Company or the Agent upon the giving of 30 days' written notice of such termination to the other party hereto; provided, however, that the termination of this Agreement by the Agent shall terminate this Agreement only as among the Agent and the Company and the Company's notice of termination as to any the Agent shall terminate this Agreement only between itself and the Agent.

     (b)  Termination of a Terms Agreement.  The Agent may terminate any Terms
          --------------------------------
Agreement, immediately upon notice to the Company and the Guarantor, at any time prior to the Settlement Date relating thereto (i) if there has been, since the time that such Terms Agreement was entered into or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the reasonable judgment of the Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company or the Guarantor has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either federal, New York or Pennsylvania authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company or the Guarantor as of the time that any applicable Terms Agreement was entered into shall have been lowered since that time or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company or the Guarantor on what is commonly termed a "watch list" for possible downgrading, or (v) if there shall have come to the Agent's attention any facts that would cause the Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

     (c)  General.  In the event of any such termination, neither party will
          -------
have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) the Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.

SECTION 13.    Notices.
               -------

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          CoreStates Financial Corp/CoreStates Capital Corp
          Centre Square West
          1500 Market Street
          F.C. 1-3-20-5
          Philadelphia, Pennsylvania  19102
          Attention: Michael Patrick Crilley, Vice President

     If to Smith Barney Inc.:

          Smith Barney Inc.
          390 Greenwich Street
          New York, New York 10013
          Attention:  Ted Hamilton

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.    Governing Law.
               -------------

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company or the Guarantor against the Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.    Parties.
               -------

     This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

     If the foregoing is in accordance with the Agent understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

                                        Very truly yours,

                                        CORESTATES CAPITAL CORP


                                        By:___________________________
                                           Name:
                                           Title:

                                        CORESTATES FINANCIAL CORP


                                        By:___________________________
                                           Name:
                                           Title:
Accepted:

SMITH BARNEY, INC.


By:___________________________________
   Name:
   Title:

                                                                       EXHIBIT A


     The following terms, if applicable, shall be agreed to by the Agent and the Company pursuant to each Terms Agreement:

          Principal Amount: $_______
            (or principal amount of foreign currency or currency unit)
          Interest Rate:
               If Fixed Rate Note, Interest Rate:

               If Floating Rate Note:
                    Interest Rate Basis:
                    Initial Interest Rate:
                    Initial Interest Reset Date:
                    Spread or Spread Multiplier, if any:
                    Index Maturity:
                    Maximum Interest Rate, if any:
                    Minimum Interest Rate, if any:
                    Interest Rate Reset Dates:
                    Interest Payment Dates:
                    Calculation Agent:

          If Redeemable:

               Initial Redemption Date:
               Initial Redemption Percentage:
               Annual Redemption Percentage Reduction:

          Optional Repayment Date(s), if any:
          Date of Maturity:
          Purchase Price:  ___%
          Settlement Date and Time:
          Currency of Denomination:
          Denominations (if currency is other than U.S. dollar):
          Currency of Payment:
          Additional Terms:

Also, agreement as to whether the following will be required:

          Officer's Certificate pursuant to Section 7(b)
            of the Distribution Agreement.
          Legal Opinion pursuant to Section 7(c)of the
            Distribution Agreement.
          Comfort Letter pursuant to Section 7(d) of the
            Distribution Agreement.
          Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement.

                                  SCHEDULE A

   As compensation for the services of the Agent hereunder, the Company shall pay the Agent, on a discount basis, a commission for the sale of each Senior Note equal to the principal amount of such Senior Note multiplied by the appropriate percentage set forth below:

                                                     PERCENT OF
                                                     PRINCIPAL
MATURITY RANGES                                        AMOUNT
- ---------------                                      ----------
From 9 months but less than 1 year..................     .200%

From 1 year but less than 2 years...................     .400

From 2 years but less than 3 years..................     .600

From 3 years but less than 4 years..................     .750

From 4 years but less than 5 years..................    1.000

From 5 years but less than 6 years..................    1.500

From 6 years but less than 7 years..................    2.000

From 7 years but less than 10 years.................    2.250

From 10 years but less than 15 years................    2.500

From 15 years but less than 20 years................    2.750

From 20 years to and including 30 years.............    3.000

Over 30 years.......................................    as agreed at the time of sale

     The above Schedule shall also apply to commissions paid in connection with sales of Subordinated Notes unless otherwise agreed to by the Agent and the Company.